Exhibit 10.5

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

AMENDMENT No 1

TO THE

LICENSE AGREEMENT EFFECTIVE THE 11TH DAY OF FEBRUARY 2015

BETWEEN

STANFORD UNIVERSITY

AND

LINEAGE BIOSCIENCES, INC.

Effective the 22 day of March 2017, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and LINEAGE BIOSCIENCES, INC. (“Lineage”), a corporation having a principal place of business at 3183 Porter Drive, Palo Alto CA 94304, agree as follows:

1.	BACKGROUND

Stanford and Lineage are parties to a License Agreement effective the 11th day of February 2015 (“Original Agreement”) covering an invention entitled “Measurement and Comparison of Immune Diversity by High-throughput Sequencing” disclosed in Stanford Docket S10-112 from the laboratories of Professors Daniel Fisher and Stephen Quake.

Lineage is being acquired by AbCellera Biologics Inc. (“AbCellera”). Stanford and Lineage wish to amend the Original Agreement to align more closely with AbCellera’s planned use and development of the technology in order to facilitate the change of control.

2.	AMENDMENT

2.1	Paragraph 2.7 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘“Licensed Product” means a service, product or part of a product in the Licensed Field of Use the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Valid Claim of the Licensed Patent. For clarity, adaptive immune molecules that are discovered using the Licensed Patents will not be considered Licensed Products.’

2.2	Paragraph 2.12 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘“Stanford Indemnitees” means Stanford, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.’

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

2.3	Paragraph 2.15 is hereby added to the Original Agreement:

‘”Transaction Date” shall mean the earliest of the date (i) the Company grants a Sublicense, (ii) the Company sells all or substantially all of the assets of Company related to the Licensed Patents to a third party that is not an Affiliate of Company, (iii) of a Sale or Change of Control (as defined in Section 16.3 of the Agreement), or (iv) February 28, 2017.’

2.4	Paragraphs 7.3, 7.4, 7.5, 7.6, and 7.7 of Original Agreement are hereby deleted in their entirety.

2.5	Paragraph 7.8 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘License Maintenance Fee. Starting on the 1st anniversary of the Transaction Date and each year thereafter until the expiration of the last Valid Claim in the Licensed Patents, Company will pay Stanford an annual license maintenance fee of [***].

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.12.’

2.6	Paragraph 7.9 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘Milestone Payments. Company will pay Stanford the following milestone payments:

[***]

For the avoidance of doubt, it is understood and acknowledged that each of the milestone payments set forth in this Section 7.9 shall be payable once and only once and the total amount payable to Stanford under this Section 7.9 shall in no event exceed $140,000.

[***]

2.7	Paragraph 7.10 of Original Agreement is hereby deleted in its entirety and replaced with the following as 7.10A:

‘Earned Royalty for Non-Research Tools. Company will pay Stanford earned royalties on Net Sales for Licensed Products in any field of use outside of the Research Tool Field as follows:

(A)	Company will pay Stanford a [***] royalty on Net Sales of each Licensed Product sold by Company or its sublicensees or Affiliates.

(B)

Earned royalties paid to third parties or Stanford (for clarity, excluding royalties paid under this Agreement) by Company or its sublicensee or Affiliates will offset Stanford earned royalties due under this Agreement at a rate [***] for each [***] that Company or its sublicensee pays to third parties or Stanford provided that the third party or Stanford patent rights or other technologies for which Company or its sublicensee pays earned royalties are necessary for the manufacture, use or sale of the applicable Licensed Product and the earned royalty rate Company pays them is commercially reasonable for the type of patent rights or other technology. In no event shall the earned royalty payable to Stanford for Net Sales be lower than [***]. Beginning with the first offset, the Chief Financial Officer or equivalent will certify annually any offset, including the names of the third party licensors, the third party patent, and the amount of royalties paid to such third parties. Such information shall be the confidential information of Company and subject to the obligations set forth in Section 19.1.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

(C)

In the event that a Licensed Product is sold in combination with any other product(s) or component(s), the Net Sales with respect to the Licensed Product of the combination shall be calculated by multiplying the net selling price of the combination product by the fraction A over A + B in which “A” is the gross selling price of the Licensed Product portion of the combination when sold separately during the applicable calendar quarter, and “B” is the gross selling price of the other product(s) or component(s) of the combination product when sold separately. In the event that separate sales of the Licensed Product and/or of the other product(s) or component(s) were not made during the applicable calendar quarter, then the Net Sales on the combination product shall be mutually agreed upon by Stanford and Company in good faith based upon relative importance.

(D)

No more than one royalty payment under this Agreement shall be due to Stanford with respect to a sale of a particular Licensed Product. Multiple royalties shall not be payable because any Licensed Product, or its manufacture, sale or use, is covered by more than one claim within the Licensed Patents. No royalty shall be payable hereunder with respect to sales, transfers or other dispositions among Company, its Affiliates and sublicensees for resale but the subsequent resale of such Licensed Product shall be included within the computation of Net Sales. No royalty shall be payable hereunder with respect to sales of Licensed Products for use for activities related to research and development of Licensed Product on behalf of Company, its Affiliates or its or their sublicensees, as samples or in clinical trials as long as all such Licensed Products are provided at cost.

2.8	Paragraph 7.10B of Original Agreement is hereby added:

‘Earned Royalty for Research Tools. For Licensed Product in the Research Tool Field Company will pay Stanford the lower of:

[***].’

2.9	Paragraph 8.1 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product by Company, Affiliate or a sublicensee, Company will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within 60 days after the end of each calendar year. This report will be in the form of Appendix C and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar year. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Company will include any earned royalty payment due Stanford for the completed calendar year (as calculated under Section 7.10). After the first time that Licensed Product revenues in one calendar year exceed [***], reports and payments will be due within 60 days of the end of each calendar quarter.’

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

2.10	Paragraph 14.5 of Original Agreement is hereby deleted in its entirety and replaced with the following:

2.11

‘Stanford Suit. In the event Company does not initiate an enforcement action against an infringer infringing the Licensed Patents within the Licensed Field of Use within 180 days after a request by Stanford to do so or Company does not elect to control a declaratory judgment action within 90 days of receiving notice that such action has been filed, Stanford may institute suit against such infringer, and may name Company as a party for standing purposes if Company’s and Stanford’s respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing or a court has required or will require such joinder to pursue the action, or control such declaratory judgment action at its own expense, provided that Company is consulted at least 60 days prior to initiation of any such action to enforce and Stanford will not initiate such action if Company shows prior to the initiation of such action that such action to enforce would reasonably cause an adverse effect beyond the general risks of invalidating such Licensed Patent that are inherent in actions to enforce a patent. If Stanford decides to institute suit, it will notify Company in writing. If Company does not notify Stanford in writing that it desires to jointly prosecute the suit within 15 days after the date of the notice Stanford will bear the entire cost of the litigation and share any recovery or settlement as described in Section 14.7.’ Paragraph 16.3 of Original Agreement is hereby deleted in its entirety and replaced with the following:

‘Conditions of Assignment. Any assignment or transfer of this Agreement shall not be deemed approved until the following conditions have been met:

(A)	Company must provide Stanford notice of the assignment, including the new assignee’s contact information; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)

with the exception of the first assignment, Stanford must have received a [***] assignment fee regardless of whether the assignment is to an Affiliate or a non-Affiliate third party; provided such assignment fee is not payable for assignment to an Affiliate of Company when not in connection with a Sale or Change of Control; provided further that only one such assignment fee would be due in connection with a Sale or Change of Control that consists of a series of transactions that may include multiple assignments of this Agreement.

For purposes of this Section 16.3, “Sale or Change of Control” shall mean the occurrence of any of the following: (a) any consolidation or merger of Company with or into any third party, or any other corporate reorganization involving a third party, in which those persons or entities that are 100% stockholders of Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; or (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of Company (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owners of more than fifty percent (50%) of the voting securities of Company are third parties that are not an Affiliate of Company; or (c) the sale or other disposition for value of all or substantially all of Company assets in one or a series of related transactions to a third party that is not an Affiliate of Company; however in no event shall the sale of equity or other securities for the primary purpose of financing the Company be a Sale or Change of Control for purposes of this Section 16.3.’

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

2.12	Appendix B of Original Agreement is hereby deleted in its entirety and replaced with the Appendix B of this Amendment.

2.13	Appendix D of Original Agreement is hereby deleted in its entirety.

3.	CONSIDERATION

In consideration for making the changes outlined in this Amendment, Lineage will make a one-time, noncreditable, nonrefundable payment to Stanford of [***] due upon signing the amendment.

4.	OTHER TERMS

4.1	All other terms of the Original Agreement remain in full force and effect.

4.2

The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

The parties execute this Amendment No 1 by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Katharine Ku

Name:	Katharine Ku

Title:	Executive Director, Technology Licensing

Date:	Mar 20, 2017

LINEAGE BIOSCIENCES, INC.

Signature:	/s/ Carl Hansen

Name:	Carl Hansen

Title:	CEO

Date:	March 24, 2017

CONFIDENTIAL

S10-112 ● GSM, MW	AMENDMENT	3/9/2017

Appendix B - Diligence Milestones

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.